Exhibit 99.1

NEWS RELEASE

CONTACT:

Jay Biskupski, Chief Financial Officer

ir@psemi.com

Investor Relations:

The Blueshirt Group

Suzanne Craig or Melanie Friedman

415-217-4962; 415-217-4964

Suzanne@blueshirtgroup.com

Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Third Quarter 2012 Financial Results

San Diego, California, October 31, 2012 — Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), a fabless provider of high-performance radio frequency integrated circuits (RFICs), today announced its third quarter 2012 financial results.

Revenue for the third quarter of 2012 was $60.6 million, compared with $26.5 million for the same period in 2011.

As reported under U.S. generally accepted accounting principles (GAAP), third quarter 2012 net income was $4.7 million, compared with a GAAP net loss of $4.7 million in the same period in 2011. Diluted net income per share attributable to common stockholders* for the third quarter of 2012 was $0.10 per share compared to a net loss per share of $1.72 for the same period in 2011.

Non-GAAP net income for the third quarter of 2012 was $5.9 million, or $0.17 per diluted share** based on weighted average shares outstanding of 33.7 million giving effect to the conversion of the preferred stock at the beginning of the quarter. This compares with non-GAAP net loss of $4.0 million or $0.16 per diluted share based on weighted average shares outstanding of 25.1 million for the same period in 2011.

Gross margin on a GAAP basis for the third quarter of 2012 was 41.3% of revenue, compared to 26.9% of revenue for the same period in 2011. Gross margin on a non-GAAP basis for the third quarter of 2012 was 41.5% of revenue, compared to 27.2% of revenue for the same period in 2011.

“In our first quarter as a public company, we achieved significant revenue growth due to strong demand for our radio frequency integrated circuits that are designed into the latest and most popular smartphones,” commented Jim Cable, Chief Executive Officer. “Our products deliver an industry leading combination of performance and monolithic integration, and we believe we are well-positioned for future growth in both our mobile wireless and high performance solutions business units.”

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*	Diluted net income (loss) per share attributable to common stockholders is computed by dividing net income (loss) attributable to common stockholders, calculated as net income (loss) less income allocable to preferred stockholders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested shares subject to repurchase, and potential dilutive securities assuming the dilutive effect of outstanding stock options and warrants using the treasury stock method.
**	Non-GAAP diluted net income (loss) per share was computed to give effect to the conversion of our preferred stock using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented.

Business Outlook

For the fourth quarter of 2012, the company expects revenue to be in the range of $60 million to $63 million. Fourth quarter GAAP gross margin is expected to be in the range of 43.0% to 44.5%.

Quarterly Conference Call Today

Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a third quarter 2012 financial results conference call today at 2:00 pm (Pacific) / 5:00 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 38937402. A live and archived webcast of the call will be available on Peregrine’s website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures

Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three and nine months ended September 29, 2012, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information

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about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements

This press release contains forward looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in the company’s Prospectus filed on August 8, 2012 and additional information that will be set forth in our Form 10-Q that will be filed for the quarter ended September 29, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

NEWS RELEASE

About Peregrine Semiconductor

Peregrine Semiconductor (NASDAQ: PSMI) is a fabless provider of high-performance radio frequency integrated circuits (RFICs). Our solutions leverage our proprietary UltraCMOS® technology, an advanced RF Silicon-On-Insulator process. Our products deliver what we believe is an industry-leading combination of performance and monolithic integration, and target a broad range of applications in the aerospace and defense, broadband, industrial, mobile wireless device, test and measurement equipment, and wireless infrastructure markets. Additional information is available on the Company’s website at http://www.psemi.com.

The Peregrine Semiconductor name, logo and UltraCMOS are registered trademarks, and DuNE, and HaRP are trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries. All other trademarks are the property of their respective owners.

(Tables Follow)

NEWS RELEASE

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Net revenue	$60,575	$26,495	$140,909	$72,224
Cost of net revenue	35,560	19,370	88,418	46,090

Gross profit	25,015	7,125	52,491	26,134
Operating expense:
Research and development	9,355	6,044	23,518	16,292
Selling, general and administrative	10,990	5,733	26,183	16,545

Total operating expense	20,345	11,777	49,701	32,837

Income (loss) from operations	4,670	(4,652)	2,790	(6,703)
Interest income (expense), net	(213)	73	(1,247)	(107)
Other income (expense), net	(52)	(27)	(132)	34

Income (loss) before income taxes	4,405	(4,606)	1,411	(6,776)
Provision (benefit) for income taxes	(308)	69	(234)	194

Net income (loss)	4,713	(4,675)	1,645	(6,970)
Net income allocable to preferred stockholders	(2,279)	—	(1,362)	—

Net income (loss) attributable to common stockholders	$2,434	$(4,675)	$283	$(6,970)

Net income (loss) per share:
Basic	$0.12	$(1.72)	$0.03	$(2.58)

Diluted	$0.10	$(1.72)	$0.02	$(2.58)

Shares used to compute net income (loss) per share:
Basic	19,748	2,725	8,442	2,704

Diluted	24,351	2,725	12,692	2,704

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Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$58,007	$12,119
Short-term marketable securities	28,097	—
Accounts receivable, net	21,806	13,082
Inventories	56,526	29,822
Prepaids and other current assets	7,998	2,644

Total current assets	172,434	57,667
Property and equipment, net	20,299	10,272
Long-term marketable securities	20,152	—
Other assets	1,110	2,919

Total assets	$213,995	$70,858

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$30,109	$9,390
Accrued liabilities	11,436	11,477
Accrued compensation	4,387	3,458
Customer deposits	41,791	—
Deferred net revenue	12,800	5,298
Line of credit	—	7,749
Current portion of notes payable	—	861
Current portion of obligations under capital leases	12	520

Total current liabilities	100,535	38,753
Obligations under capital leases, less current portion	22	189
Notes payable, less current portion	—	757
Other long-term liabilities	1,303	1,329
Convertible preferred stock	—	172,430
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	32	3
Additional paid-in capital	338,920	85,828
Accumulated deficit	(226,562)	(228,207)
Accumulated other comprehensive loss	(255)	(224)

Total stockholders’ equity (deficit)	112,135	(142,600)

Total liabilities and stockholders’ equity (deficit)	$213,995	$70,858

NEWS RELEASE

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 29, 2012	September 24, 2011
Operating activities
Net income (loss)	$1,645	$(6,970)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,132	2,991
Loss on disposal of property and equipment	11	8
Stock-based compensation	3,116	2,159
Revaluation of warrants to fair value	633	(147)
Imputed interest related to customer deposit financing arrangements	273	—
Amortization of premium and discount on investments, net	48	—
Cash received for lease incentive	—	348
Changes in operating assets and liabilities:
Accounts receivable	(8,727)	(2,158)
Inventories	(26,709)	(4,054)
Prepaids and other current and noncurrent assets	(6,354)	(2,811)
Accounts payable and accrued liabilities	21,606	9,944
Customer deposits	29,791	—
Deferred revenue	7,122	4,536

Net cash provided by operating activities	25,587	3,846
Investing activities
Purchase of property and equipment	(13,168)	(2,547)
Proceeds from sale of equipment	—	24
Purchases of marketable securities	(48,462)	—

Net cash used in investing activities	(61,630)	(2,523)
Financing activities
Payments on obligations under capital leases	(661)	(531)
Payments on notes payable	(1,618)	(611)
Proceeds from line of credit	3,000	1,000
Payments on line of credit	(10,749)	—
Proceeds from exercise of stock options	369	126
Proceeds from exercise of warrants	31	—
Proceeds from customer deposit financing arrangement	13,000	—
Proceeds from initial public offering, net of offering cost	80,278	—
Costs paid in connection with initial public offering	(1,707)	(1,599)

Net cash provided by (used in) financing activities	81,943	(1,615)
Effect of exchange rate changes on cash and cash equivalents	(12)	41

Net change in cash and cash equivalents	45,888	(251)
Cash and cash equivalents at beginning of period	12,119	15,226

Cash and cash equivalents at end of period	$58,007	$14,975

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Peregrine Semiconductor Corporation

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 29, 2012		September 24, 2011		September 29, 2012		September 24, 2011
Gross profit - GAAP	$25,015	41%	$7,125	27%	$52,491	37%	$26,134	36%
Non-cash compensation expense	133	1	94	0	404	1	302	1

Gross profit - Non-GAAP	$25,148	42%	$7,219	27%	$52,895	38%	$26,436	37%

Income (loss) from operations - GAAP	$4,670	8%	$(4,652)	(18%)	$2,790	2%	$(6,703)	(9%)
Non-cash compensation expense	1,152	2	676	3	3,116	2	2,159	3

Income (loss) from operations - Non-GAAP	$5,822	10%	$(3,976)	(15%)	$5,906	4%	$(4,544)	(6%)

Net income (loss) - GAAP	$4,713	8%	$(4,675)	(18%)	$1,645	1%	$(6,970)	(10%)
Non-cash compensation expense	1,152	2	676	3	3,116	2	2,159	3

Net income (loss) - Non-GAAP	$5,865	10%	$(3,999)	(15%)	$4,761	3%	$(4,811)	(7%)

Diluted net income (loss) per share attributable to common stockholders - GAAP	$0.10		$(1.72)		$0.02		$(2.58)
Adjustment to reflect conversion of preferred stock at the beginning of period	0.04		1.53		0.03		2.30
Non-cash compensation expense	0.03		0.03		0.10		0.09

Diluted net income (loss) per share - Non-GAAP	$0.17		$(0.16)		$0.15		$(0.19)

Net income (loss) attributable to common stockholders - GAAP	$2,434		$(4,675)		$283		$(6,970)

Net income (loss) - Non-GAAP	$5,865		$(3,999)		$4,761		$(4,811)

Shares used to compute diluted net income (loss) per share attributable to common stockholders - GAAP	24,351		2,725		12,692		2,704
Adjustment to reflect conversion of preferred stock at the beginning of period	9,347		22,365		18,039		22,365

Shares used to compute diluted net income (loss) per share - Non-GAAP	33,698		25,090		30,731		25,069

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